UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2012

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54394	27-1404923
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (702) 579-7900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information contained in this Item 1.01 is responsive to Item 3.02 below and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On July 10, 2012, we entered into debt settlement agreements with nine individuals whereby we collectively settled debts in the aggregate amount of $60,000 by the issuance of 8,000,000 shares of our common stock at a price per share of $0.0075. The securities were issued to people that each represented that they were not a US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the subject shares were issued in an offshore transaction pursuant to Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Shares for Debt Agreement

10.2	Form of Canadian Shares for Debt Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

By:	/s/ Benjamin Cherniak
Benjamin Cherniak
President and Director
Dated: July 17, 2012